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                                                                    EXHIBIT 23.3

The Board of Directors
Group Maintenance America Corp.:

   We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in this prospectus.

/s/  KPMG LLP
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  KPMG LLP

Houston, Texas
December 23, 1999